EXHIBIT 10 (aaa)


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                              THE TIREX CORPORATION

                                   ----------

                                 PROMISSORY NOTE

                                   ----------

$102,000 (US)
January 23, 1998
Montreal, Quebec

      FOR VALUE RECEIVED, The Tirex Corporation, 740 St. Maurice, Suite 201, Montreal, Quebec Canada H3C 1L5 (the "Maker"), promises to pay to the order of Terence C. Byrne, 489 Grosvner Street, Westmount, Quebec Canada H3Y 2S5 (the "Payee"), the principal sum of one hundred and two thousand United States dollars (US $102,000) on the first to occur of: (i) thirty days from the date hereof; (ii) the Maker's receipt from either or both of the private placements, which it is currently effecting through H.J. Meyers & Co., Inc., as placement agent (the "Private Placements"), proceeds in the amount of $100,000 over and above the first $401,000 in proceeds therefrom; or (iii) proceeds from any other equity financing provided that the total amount of proceeds from the Private Placements and such other equity financing shall exceed, in the aggregate, the sum of $500,000 (US), at the offices of the Payee, together with interest on the unpaid principal balance at the annual rate of 7%, unless prepaid at the Maker's election.

      Payment of all sums hereunder shall be made in lawful money of the United States of America. This Note shall be paid without claim of setoff, counterclaim or deduction of any nature or for any cause whatsoever. A certificate from the Payee of this Note shall be prima facie proof of the principal balance due hereunder.

      Payment of this Note shall be applied, first, to any charges arising out of an event of default hereunder, second, to payment of all interest accrued, and last, to the reduction of the unpaid principal balance hereunder.

      If this Note shall be in default, then commencing as at the date of such default, the whole sum of principal and interest shall become due immediately at the option of the holder. Default shall include, but not be limited to, the failure of the Maker to pay the interest or principal when due. In the event of default in the payment of this Note in accordance with its terms, a charge, in addition to continuing interest, at the rate of 5% per month, shall be made on the full amount due an unpaid under this Note, commencing as at the date of such default, until payment of all sums due hereunder shall have been paid in full. Notwithstanding anything herein to the contrary, the maximum aggregate amount and rate of interest payable hereunder, including the default charges as hereinabove provided, shall in no event exceed the maximum amount and rate of such interest and charges permitted by law, whereby, in such event, this note shall be deemed revised and modified accordingly so as to provide in the


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aggregate for the maximum amount permitted by, and so as otherwise to comply in all respects with, such law. Failure at any time to exercise any of the rights and remedies of the Payee hereunder shall not constitute a waiver thereof, nor shall it be a bar to Payee's exercising any other rights and remedies at that time, or at a later time.

      Subject to the above, if any one or more of the provisions of this Note shall, for any reason, be held to be invalid, illegal or unenforceable, in whole or in part, or in any respect, or if any one or more of the provisions of this Note would operate to invalidate this Note, then, in any such event, such provision or provisions shall only be deemed null and void and shall not affect any other provision of this Note, and the remaining provisions of this Note shall remain operative and in full force and effect, and in no way shall be affected, prejudiced or disturbed thereby. This Note is delivered in and shall be construed under the laws of the Province of Quebec.

      The Maker shall be responsible for and pay forthwith all costs relating to this Note which shall include but not be limited to reasonable legal, loan processing, collection, administrative and closing costs.

                                      THE TIREX CORPORATION

                                      By  /s/ Louis V. Muro
                                          --------------------------------------
                                              Louis V. Muro, Vice President of
                                              Engineering and Member
                                              of the Executive Committee
                                              of the Board of Directors


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